Exhibit 10.1
MOLSON COORS BREWING COMPANY
AMENDED AND RESTATED
CHANGE IN CONTROL PROTECTION PROGRAM

(Amended and Restated as of July 18, 2019)

1.PURPOSE OF PROGRAM. The purpose of the Molson Coors Brewing Company Amended and Restated Change in Control Protection Program (the “Program”) is to retain well-qualified individuals as executives and key personnel of Molson Coors Brewing Company and/or its Subsidiaries, and to provide a benefit to each such individual if his/her employment is terminated under qualifying circumstances, in connection with a Change in Control (as defined below). The Program is intended to qualify as a “top-hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in that it is intended to be an “employee benefit plan” (as such term is defined under Section 3(3) of ERISA) which is unfunded and provides benefits only to a select group of management or highly compensated employees of the Company and/or its Subsidiaries.
2. DEFINITIONS. The following terms shall have the following meanings unless the context indicates otherwise:
(a) “AAA” shall have the meaning ascribed to such term in Section 12(m).
(b) “Amendment Date” means July 18, 2019.
(c) “Applicable Benefits Schedule” with respect to a Participant shall mean the Benefits Schedule designated by the Committee as applicable to the Participant, subject to the terms of the Program.
(d) “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(e) “Beneficiary” shall mean a beneficiary designated in writing by a Participant to receive Change in Control Severance Benefits which have become payable at the time of Participant’s death, and if no beneficiary is designated by the Participant, then the Participant’s estate shall be deemed to be the Participant’s designated Beneficiary.
(f) “Benefits Schedule” shall mean a separate Benefits Schedule, adopted as part of the Program, which Schedule sets forth certain provisions relating to the determination of eligibility for and/or the amount of Change in Control Severance Benefits payable under the Program. Section 9(b) of the Program, as in effect immediately prior to the Amendment Date, will apply to each Participant designated prior to the Amendment Date, subject to the terms of the Participant’s applicable Benefits Schedule.
(g) “Board” shall mean the Board of Directors of the Company.

(h) “Cause” means (i) the Participant is convicted of a felony or of any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or (ii) a reasonable determination by the Committee or Board that, (A) the Participant has willfully and continuously failed to perform substantially his/her duties (other than such failure resulting from incapacity due to physical or mental illness), after a written demand for corrected performance is delivered to the Participant which specifically identifies the manner(s) in which the Participant has not substantially performed his/her duties, (B) the Participant has engaged in illegal conduct, an act of dishonesty or gross misconduct injurious to the Company, or (C) the Participant has knowingly violated a material requirement of the Company’s ethical code of conduct, or the Participant’s fiduciary duty to the Company. Notwithstanding the foregoing, if the Participant and the Company have entered into an employment or service agreement which defines “Cause” (or words of similar import), such definition and any procedures relating to the determination thereof set forth in such agreement shall govern the determination of whether “Cause” has occurred for purposes of the Program.
(i) “Change in Control” means the occurrence of any of the following events after the Effective Date:
(i) The acquisition or holding by any Person of Beneficial Ownership of combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of a majority of the Board of Directors (the “Outstanding Company Voting Securities”) in excess of the Outstanding Company Voting Securities held by the Voting Trust; provided, that for purposes of this Section 2(i), the acquisition or holding by any of the following entities shall not by itself constitute a Change in Control: (A) a Person who on the Effective Date is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting Securities, (B) the Company or any Subsidiary or (C) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries;
(ii) Molson/Coors Nominees cease for any reason to constitute at least fifty percent (50%) of the Controlling Block of Directors elected by vote of Outstanding Company Voting Securities held by the Voting Trust;
(iii) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (A) the Voting Trust continues to hold, directly or indirectly, Outstanding Company Voting Securities of the Company or a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more direct or indirect subsidiaries (the Company or such other entity resulting from the Business Combination, the “Successor Entity”) entitled to elect a Controlling Block of Directors and (B) at least fifty percent (50%) of the members of the Controlling Block of Directors are Molson/Coors Nominees;
(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v) Any other event, including a merger or other transaction, which the Committee designates as a Change in Control with respect to any or all of the Participants.
(j) “Change in Control Date” shall mean the date that a Change in Control first occurs.
(k) “Change in Control Severance Benefits” shall mean the compensation and benefits provided to a Terminated Participant pursuant to Section 5 of the Program.
(l) “Change in Control Severance Multiplier” shall mean the multiplier used to determine cash Severance Benefits paid to a specific Terminated Participant, as determined herein and set forth on the Applicable Benefits Schedule. Participants designated prior to the Amendment Date shall have the Change in Control Severance Multiplier set forth in their Applicable Benefits Schedule. Except as otherwise determined by the Committee, the Change in Control Severance Multiplier will be as follows after the Amendment Date:

Participant	Change in Control Severance Multiplier
Chief Executive Officer	3.0
Executive Leadership Team Members (other than the Chief Executive Officer)	2.0
Other Participants	As determined by the Committee
(m) “Code” means the Internal Revenue Code of 1986, as amended.
(n) “Committee” shall mean (i) the Board or (ii) a committee or subcommittee of the Board as from time to time appointed by the Board from among its members. The initial Committee shall be the Board’s Compensation and Human Resources Committee. In the absence of an appointed Committee, the Board shall function as the Committee under the Program. On a Change in Control Date, and during any Protection Period following such Change in Control Date, the Committee shall be comprised of such persons, whether or not such persons are members of the Board, as appointed by the Board prior to the Change in Control Date, with any additions or changes to the Committee following such Change in Control Date to be made and/or approved by all Committee members then in office.
(o) “Company” shall mean Molson Coors Brewing Company, a Delaware corporation, including any successor entity or any successor to the assets of the Company. Where the context requires, references to “Company” shall also mean a Subsidiary or Subsidiaries which employs a Participant.
(p) “Controlling Block of Directors” as of any date shall mean that number of members of the Board constituting not less than a majority of the authorized number of directors (including vacancies).

(q) “Coors Family Group” shall have the meaning ascribed to such term under the Voting Trust Agreement.
(r) “Effective Date” shall mean January 1, 2008.
(s) “ERISA” shall have the meaning ascribed to such term in Section 1.
(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(u) “Executive Leadership Team” shall mean the “executive officers” of the Company as such term is defined in Rule 3b-7 of the General Rules and Regulations under the Exchange Act.
(v) “Good Reason” shall exist upon the occurrence, without the Participant’s consent, of any one or more of the following circumstances:
(i) any material reduction of the Participant’s base compensation which is in effect immediately prior to the Change in Control Date; provided that any reduction that is a part of a general reduction in the base compensation of executives of the same grade level which occurs prior to a Change in Control Date shall not be “Good Reason;
(ii) any action or inaction by the Company that constitutes a material breach by the Company of any applicable plan, program or agreement under which the Participant provides services;
(iii) the material reduction or material adverse modification of the Participant’s title, status, position, responsibilities or authority from those in effect immediately prior to the Change in Control Date (and as such authorities and duties may be increased from time to time after the Change in Control Date), such that the Participant’s title, status, position, authority or responsibilities are inconsistent with, or commonly considered to be of lesser stature than, those in effect prior to the reduction or modification, as the same may, for example, be evidenced by (A) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of to the Board, or (B) a material diminution in the budget over which the Participant has authority; or
(iv) any requirement that the Participant relocate his/her principal place of employment by more than a fifty (50)-mile radius from its location immediately prior to the Change in Control Date.
Notwithstanding the foregoing, any of the circumstances described above may not serve as a basis for resignation for “Good Reason” by the Participant unless (a) the Participant has provided written notice to the Company that such circumstance exists within ninety (90) days of the initial existence of such circumstance and the Company has failed to cure such circumstance within thirty (30) days following such notice; and (b) the Participant’s Separation from Service due to such circumstance occurs within the two (2) year period following the initial existence of such circumstance and in no event later than the last day of the Protection Period.
(w) “Molson/Coors Nominees” shall mean those individuals who are members of the Board as of the Effective Date and whose election, or nomination for election, by the holders of the Company’s Class A common stock was approved by the Class A-M Nominating Subcommittee of the Board or the Class A-C Nominating Subcommittee of the Board in accordance with the provisions of the Company’s Restated Certificate of Incorporation and By-laws, or any similar or successor provisions, agreements or arrangements having the effect of enabling members of the Coors Family Group and members of the Molson Family Group to elect or nominate for election individuals to the Board; provided that any individual becoming a member of the Board subsequent to the Effective Date whose election or nomination for election was approved by members of the Coors Family Group or members of the Molson Family Group pursuant to the process and provisions described above shall be considered to be a Molson/Coors Nominee.
(x) “Molson Family Group” shall have the meaning ascribed to such term under the Voting Trust Agreement.
(y) “Participant(s)” shall mean (i) each member of the Executive Leadership Team, (ii) each employee of the Company or a Subsidiary participating in the Program as of the Amendment Date, and (iii) such other employees and key personnel of the Company or a Subsidiary as the Committee in its sole discretion may designate, from time to time, subject in each case to the terms of the Program. Status as a Participant shall cease if the Participant ceases to be employed by the Company or a Subsidiary under circumstances not entitling such Participant to Change in Control Severance Benefits or, with respect to each new Participant on or after the Amendment Date who is a member of the Executive Leadership Team and subject to the terms of the Program (including, without limitation, Section 12(a)), such Participant ceases to be a member of the Executive Leadership Team prior to the Change in Control Date.
(z) “Payroll Date” shall mean each regularly scheduled date during Participant’s employment on which base salary payments are made and after a Termination Date, each regularly scheduled date on which such payments would be made if employment continued.
(aa) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(bb) “Program” shall have the meaning ascribed to such term in Section 1.
(cc) “Protection Period” shall mean the period after the Change in Control Date set forth on the Applicable Benefits Schedule.
(dd) “Qualifying Termination” shall mean (i) any involuntary Separation from Service of the Participant for any reason other than death, disability or Cause, or (ii) voluntary Separation from Service of the Participant for Good Reason.

(ee) “Reference Base Salary” with respect to a Participant means the annual base salary of such Participant as in effect immediately prior to the Termination Date (determined without regard to any reduction which would constitute a basis for a Participant’s resignation for Good Reason, if such Participant’s Applicable Benefits Schedule contains a right to terminate for Good Reason), or if greater as in effect immediately prior to the Change in Control Date.
(ff) “Separation from Service” shall mean a Participant’s “separation from service” as defined in Treasury Regulation Section 1.409A-1(h)(1). For this purpose, a “Separation from Service” is deemed to occur on the date that the Company and the Participant reasonably anticipate that the level of bona fide services the Participant would perform after that date (whether as an employee or independent contractor) would permanently decrease to a level that, based on the facts and circumstances would constitute a Separation from Service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a Separation from Service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a Separation from Service. The bona-fide services taken into account in determining whether there has been a Separation from Service shall be bona-fide services for the Company and any Subsidiary. The Committee retains the right and discretion to specify, and may specify, whether a Separation from Service occurs for individuals providing services to the Company or a Subsidiary immediately prior to an asset purchase transaction in which the Company or a Subsidiary is the seller who provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).
(gg) “Subsidiary” shall mean any business entity in which the Company directly or indirectly has an ownership interest of at least fifty percent (50%); provided that, at any time prior to the date the time and form of payment of deferred compensation is set, with respect to any business entity in which the Company has less than a fifty percent (50%) interest, “at least twenty percent (20%)” may be substituted for “at least fifty percent (50%)” where based on legitimate business criteria.
(hh) “Target Bonus” with respect to a Participant means the target bonus of such Participant under the annual bonus or incentive plan of the Company in which the Participant participates as in effect immediately prior to the Termination Date, or if greater as in effect immediately prior to the Change in Control Date.
(ii) “Terminated Participant” shall mean a Participant whose Separation from Service constitutes a Qualifying Termination as described in Section 5 below.
(jj) “Termination Date” shall mean the date a Terminated Participant incurs a Qualifying Termination as described in Section 5 below.
(kk) “Vested Benefits” shall mean any base salary or prior year’s bonus or incentive compensation earned, but unpaid prior to the Date of Termination (other than as a result of deferral made at the Participant’s election) and any amounts which are or become vested or which the Participant is otherwise entitled to under the terms of any other plan, policy, practice or program of, or any contract or agreement with, the Company or any Subsidiary, at or subsequent to the Termination Date without regard to the performance of further services by the Participant or the resolution of a contingency.
(ll) “Voting Trust” shall mean the voting trust established under the Voting Trust Agreement, and any successor voting trust to which the members of the Coors Family Group and members of the Molson Family Group who are Beneficiaries under the Voting Trust Agreement become parties.
(mm) “Voting Trust Agreement” shall mean the Class A Common Stock Voting Trust Agreement, made and entered into as of February 9, 2005, as such Agreement may be amended from time to time.
3. PARTICIPATION. Only those individuals that qualify as Participants shall participate in the Program. Subject to the terms of the Program, at the time an individual becomes a Participant, the Committee shall also designate the Applicable Benefits Schedule for such Participant’s participation in the Program, which Schedules need not be uniform among Participants.
4. ADMINISTRATION.
(a) Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Program in accordance with its terms.
(b) Authority of the Committee. Subject to the terms of the Program, the Committee shall have the maximum discretionary authority permitted by law that may be necessary to enable it to discharge its responsibilities with respect to the Program, including but not limited to the following:
(i) to determine eligibility for participation in the Program;
(ii) to designate Participants and the Applicable Benefits Schedule;
(iii) to establish the terms and provisions of, and to adopt as part of the Program, one or more Benefits Schedules setting forth, among other things, the Change in Control Severance Multiplier, Protection Period, and such other terms and provisions as the Committee shall determine;
(iv) to determine a Participant’s eligibility for and to calculate the amount of a Participant’s Change in Control Severance Benefits;
(v) to correct any defect, supply any omission, or reconcile any inconsistency in the Program in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;
(vi) to issue administrative guidelines as an aid to administer the Program and make changes in such guidelines as it from time to time deems proper;

(vii) to make rules for carrying out and administering the Program and make changes in such rules as it from time to time deems proper;
(viii) to the extent permitted under the Program, grant waivers of Program terms, conditions, restrictions, and limitations;
(ix) to construe and interpret the Program and make reasonable determinations as to a Participant’s eligibility for benefits under the Program, including determinations as to a Change in Control, Qualifying Termination and disability; and
(x) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Program.
(c) Action by the Committee. Except as may otherwise be required or permitted under an applicable charter, the Committee may (i) act only by a majority of its members (provided that any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee), and (ii) may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.
(d) Delegation of Authority. The Committee may delegate to the Company’s Chief Executive Officer some or all of the Committee’s authority to act with respect to this Program, including the designation of Participants and the Applicable Benefits Schedule and the determination of “Cause”; provided, however that any actions of the Chief Executive Officer shall be limited to the extent of such authorization. Any such grant of authority shall be consistent with the Company’s By-laws and, in accordance therewith, such delegation shall not extend to any actions or decisions relating to the participation of the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer. The Committee may delegate administrative duties to one or more of its members or to one or more of the Company’s officers, or to one or more agents, as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Program. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Program and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Program, as determined by the Committee.
(e) Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee or by its delegates shall be binding and conclusive to the maximum extent permitted by law on all Participants and their heirs, successors, and legal representatives.
(f) Information. The Company shall furnish to the Committee in writing all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Program. Such information may include, but shall not be limited to, the full names of all Participants, their earnings and their dates of birth, employment, retirement, death or other termination of employment. Such information shall be conclusive for all purposes of the Program, and the Committee shall be entitled to rely thereon without any investigation thereof.
(g) Self-Interest. No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his/her benefits, if any, under the Program.
5. TERMINATION OF EMPLOYMENT ON OR AFTER A CHANGE IN CONTROL DATE. If a Participant incurs a Qualifying Termination on or after a Change in Control Date and prior to expiration of the Protection Period, such Terminated Participant shall be entitled to receive Change in Control Severance Benefits on or after the Termination Date.
6. CHANGE IN CONTROL SEVERANCE BENEFITS. In the event a Participant is entitled to receive Change in Control Severance Benefits pursuant to Section 5 above, the Terminated Participant shall receive the Change in Control Severance Benefits determined in accordance with the Applicable Benefits Schedule.
7. PARTICIPANT COVENANTS. As a condition of participation in the Program and to the receipt of any benefits hereunder, each Participant shall enter into or shall have entered into a participation agreement and Confidentiality and Intellectual Property, Non-Compete, and Non-Solicitation of Employees Agreements with the Company, substantively in the form of Exhibit A hereto, as may be amended from time to time by the Committee.
8. CLAIMS.
(a) Claims Procedure. If any Participant or Beneficiary, or their legal representative, has a claim for benefits which is not being paid, such claimant may file a written claim with the Committee setting forth the amount and nature of the claim, supporting facts, and the claimant’s address. A claimant must file any such claim within sixty (60) days after a Participant’s Termination Date. Written notice of the disposition of a claim by the Committee shall be furnished to the claimant within ninety (90) days after the claim is filed. In the event of special circumstances, the Committee may extend the period for determination for up to an additional ninety (90) days, in which case it shall so advise the claimant. If the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Program shall be cited, including an explanation of the Program’s claim review procedure, and, if the claim is perfectible, an explanation as to how the claimant can perfect the claim shall be provided.
(b) Claims Review Procedure. If a claimant whose claim has been denied wishes further consideration of his/her claim, he/she may request the Committee to review his/her claim in a written statement of the claimant’s position filed with the Committee no later than sixty (60) days after receipt of the written notification provided for in Section 8(a) above. The Committee shall fully and fairly review the matter and shall promptly advise the claimant, in writing, of its decision within the next sixty (60) days. Due to special circumstances, the Committee may extend the period for determination for up to an additional sixty (60) days.

9. TAXES.
(a) Withholding Taxes. The Company shall be entitled to withhold from any and all payments made to a Participant under the Program all federal, state, local and/or other taxes or imposts which the Company determines are required to be so withheld from such payments or by reason of any other payments made to or on behalf of the Participant or for his/her benefit hereunder.
(b) Reserved.
(c) No Guarantee of Tax Consequences. No person connected with the Program in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Program, or paid to or for the benefit of a Participant under the Program, or that such tax treatment will apply to or be available to a Participant on account of participation in the Program.
10. TERM OF PROGRAM. The amended and restated Program shall be effective as of the Effective Date and shall remain in effect until the Board terminates the Program in accordance with Section 11(b) below.
11. AMENDMENT AND TERMINATION.
(a) Amendment of Program. The Program may be amended by the Board at any time with or without prior notice; provided, however, that any amendment of the Program during the twenty-four (24)-month period immediately following the Change in Control Date, shall not be effective as to any Participant unless the Participant shall have consented thereto in writing. In the event the Program was amended within the six (6)-month period immediately preceding a Change in Control Date, to the extent such amendments were less favorable to Participants generally, such amendment shall automatically become of no further force and effect unless consented to, in writing, by the Participant.
(b) Termination of Program. The Program may be terminated or suspended by the Board in whole or in part at any time with or without prior notice; provided, however, that any termination or suspension to be effective during the twenty-four (24)-month period immediately following the Change in Control Date shall not be effective with respect to any Participant unless such Participant shall have consented thereto in writing. In the event the Program was terminated within the six (6)-month period immediately preceding a Change in Control Date, such termination shall not be effective as to a Participant unless the Participant shall have consented thereto in writing.
(c) No Adverse Affect. If the Program is amended, terminated, or suspended in accordance with Section 11(a) or 11(b) above, such action shall not adversely affect the benefits under the Program to which any Terminated Participant (as of the date of amendment, termination or suspension) is entitled.

12. MISCELLANEOUS.
(a) Actions in Anticipation of a Change in Control. In the event a Participant’s employment is terminated without Cause or a Participant resigns following an event constituting Good Reason within six months prior to a Change in Control and such event occurred at the request of a third party who had indicated an intention to take steps or had taken steps to effect a Change in Control or otherwise arose in connection with or in anticipation of a Change in Control, then such Participant shall be treated for purposes of this Program to have been terminated without Cause immediately following such Change in Control. In such instance the Participant’s Termination Date shall be the Change in Control Date and determinations of Reference Base Salary, Target Bonus and unvested awards shall be based upon circumstances in effect immediately prior to the Participant’s termination of employment.
(b) Offset; No Duplication. Change in Control Severance Benefits shall be reduced by any severance or similar payment or benefit made or provided by the Company or any Subsidiary to the Participant pursuant to (i) any severance plan, program, policy or similar arrangement of the Company or any Subsidiary of the Company not otherwise referred to in the Program, (ii) any employment agreement between the Company or any Subsidiary and the Participant, and (iii) any federal, foreign, state or local statute, rule, regulation or ordinance. For the avoidance of doubt, notwithstanding any provision of the Program to the contrary, if a member of the Executive Leadership Team has entered into a written agreement with the Company or any Subsidiary prior to the Amendment Date that expressly provides for severance payments and/or benefits in connection with a change in control event that are similar to those payments and benefits provided in a Benefits Schedule attached hereto, the terms and conditions of such written agreement shall control and no Change in Control Severance Benefits shall be paid or provided to that member under the Program, unless otherwise provided by the Committee in a participation agreement entered into between the Company and such member.
(c) Participants Outside the United States. Notwithstanding any provision of the Program to the contrary, in order to comply with the laws outside the United States which may be applicable to a Participant, the Committee may, in its sole discretion, make such modifications to the terms and conditions of this Program (including, but not limited to, any Applicable Benefits Schedule and the agreements described in Section 7 and the general release described in Section 12(n)) and the Change in Control Severance Benefits payable hereunder as the Committee deems necessary or appropriate to comply with, reflect the requirements of, or take into account the differences between such laws and United States laws, while preserving as close as reasonably possible the intent of this Program.
(d) No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any assets of the Company or any investments that the Company may make to aid it in meeting its obligations under the Program. Nothing contained in the Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company. Subject to this Section 12(d), all payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.
(e) No Right to Continued Employment. The Participant’s rights, if any, to continue to serve the Company as an employee shall not be enlarged or otherwise affected by his/her participation in the Program, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any employee at any time. Except as provided in the Program, the adoption of the Program shall not be deemed to give any employee, or any other individual, any right to be a Participant, to be offered participation in the Program or to continued employment with the Company or any Subsidiary.
(f) Vested Benefits; Other Rights. The Program shall not affect or impair the rights or obligations of the Company or a Participant with respect to any Vested Benefits or otherwise under any other written plan, contract, arrangement, or pension, profit sharing or other compensation plan; provided, however, that each Participant must agree in writing, as a condition to his/her participation in the Program and the receipt of any benefits hereunder, that any previously existing change in control agreement between such Participant and the Company and/or a Subsidiary shall be superseded in its entirety by the Program and be of no further force and effect.
(g) Governing Law. The Program shall be governed by and construed in accordance with the laws of the State of Colorado without reference to principles of conflict of laws, except as superseded by applicable federal or foreign law (including, without limitation, ERISA).
(h) Severability. If any term or condition of the Program shall be invalid or unenforceable to any extent or in any application, then the remainder of the Program, with the exception of such invalid or unenforceable provision (but only to the extent that such term or condition cannot be appropriately reformed or modified), shall not be affected thereby and shall continue in effect and application to its fullest extent.
(i) Incapacity. If the Committee determines that a Participant or a Beneficiary is unable to care for his/her affairs because of illness or accident or because he or she is a minor, any benefit due the Participant or Beneficiary may be paid to the Participant’s spouse or to any other person deemed by the Committee to have incurred expense for such Participant (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.
(j) Transferability of Rights. The Company shall have the unrestricted right to transfer its obligations under the Program with respect to one or more Participants to any person, including, but not limited to, any purchaser of all or any part of the Company’s business. No Participant or Beneficiary shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which the Participant or Beneficiary may have at any time to receive payments of benefits hereunder, which benefits and the right thereto are expressly declared to be non-assignable and nontransferable, except to the extent required by law. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant or the spouse of a Participant shall, in the sole discretion of the

Committee (after consideration of such facts as it deems pertinent), be grounds for terminating any rights of the Participant or Beneficiary to any portion of the Program benefits not previously paid.
(k) Interest. In the event any payment to a Participant under the Program is not paid within thirty (30) days after it is due and the Participant notifies the Company and the Company fails to make such payment (to the extent such payment is undisputed), such payment shall thereafter bear interest at the prime rate from time to time as published in The Wall Street Journal, Midwest Edition and such interest shall be paid to the Participant on last day of each month until the full amount due plus such interest has been paid to the Participant.
(l) No Obligation to Mitigate Damages. The Participants shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of the Program and the obtaining of any such other employment shall in no event effect any reduction of the Company’s obligations under the Program.
(m) Arbitration of Disputes and Reimbursement of Legal Costs. In the event of any dispute between the Company and the Participant, whether arising out of or relating to the Program, or otherwise, the Participant and the Company hereby agree that such dispute shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Participant, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall be experienced in the resolution of disputes under employment agreements or plans or programs similar to the Program maintained by major corporations and shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction, and the parties hereby agree to the emergency procedures of the AAA. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Participant. The arbitration proceeding shall be conducted in the Denver, Colorado metropolitan area, or if applicable, the metropolitan area in which the Participant’s primary office is located or was located immediately prior to such Participant’s Termination Date. In the event of any such proceeding, the costs of the arbitration shall be borne by the Company and, subject to the limitations of Section 12(q) below, the Company shall also reimburse the Participant for his/her reasonable legal fees and expenses incurred with respect to such proceeding on a current basis (either directly or by reimbursing the Participant) within thirty (30) days of presentment of each invoice; provided, that the Participant shall repay any such legal fees or expenses paid or advanced within ten (10) days of any determination by the arbitrator that the Participant did not have a reasonable basis for at least one material claim or issue in the dispute. In the event the Participant fails to repay any legal fees or expenses paid or advanced under the circumstance and within the period set forth in the preceding sentence, the Participant shall be obligated to pay all attorneys’ fees and costs incurred by the Company for any litigation and collection proceedings necessary to secure such repayment and the Company shall be entitled to pre and post-judgment interest at a rate of 10% per annum. Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses). Notwithstanding the foregoing, the Participant shall be required to exhaust his/her rights under Section 8 prior to proceeding with any arbitration hereunder.
(n) Condition Precedent to Receipt of Payments or Benefits under the Program. Except as otherwise provided in this subsection, a Terminated Participant will not be eligible to receive Change in Control Severance Benefits or any other payments or benefits under the Program unless (i) such Terminated Participant timely executes and returns a general release of all claims arising out of said Participant’s employment with, and termination of employment from, the Company in substantially the form attached hereto as Exhibit B, as may be amended from time to time by the Committee (the “General Release”); and (ii) the revocation period specified in such General Release expires without such Terminated Participant exercising his/her right of revocation as set forth in the General Release. The Company shall tender the General Release to the Participant for execution within ten (10) business days of the Participant's Termination Date.
(o) Assumption by Successor to the Company. The Company shall cause any successor to its business or assets to assume this Program and the obligations arising hereunder and to maintain this Program without modification or alteration for the period required herein.
(p) Code Section 409A.
(i) Six Month Delay. It is intended that this Program (including the terms and conditions set forth in a Participant’s Applicable Benefits Schedule), and the Company’s and Participant’s exercise of authority or discretion hereunder, shall comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) so as not to subject Participant to the payment of any interest or additional tax imposed under Section 409A of the Code. In furtherance of this intent, if, due to the circumstances in existence at the time of the Participant’s Qualifying Termination, the date of payment or the commencement of such payments or benefits in accordance with Sections 6 and 12(n) must be delayed for six months in order to meet the requirements of Code Section 409A(a)(2)(B) applicable to “specified employees,” then any such payment or payments or benefits to which Participant would otherwise be entitled during the first six months following the Separation from Service shall be accumulated without interest and shall be paid within fifteen (15) days after the end of the six-month period beginning on the date of such Qualifying Termination or, if earlier, within fifteen (15) days after the appointment of the personal representative or executor of the Participant’s estate following his death.
(ii) Date of Payment. Unless otherwise specified in the Benefits Schedule, change in control severance benefits shall be paid no later than the second payroll date following the Termination Date; provided that any “deferred compensation” (as defined in Section 409A of the Code after giving effect to the exemptions thereunder) shall be paid on the fifty-third (53) day following the Termination Date. Any payment required to be made on a specified date or a specified number of days after an event shall be deemed timely made (including for purposes of Section 12(k)) if it is made within the time period permitted under Treasury Regulation Section 1.409A-3(d).
(q) Reimbursements. With respect to any reimbursement of expenses of the Participant as specified under this Program, such reimbursement of expenses shall be subject to the following conditions: (i) the expenses eligible for reimbursement in one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year; (ii) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for another benefit.

BENEFITS SCHEDULE - AMENDED LO1
Participant [    ]
Change in Control Severance Multiplier 3.0
Protection Period 2 years

Change in Control Severance Benefits

If, during the Protection Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Change in Control Severance Benefits:

(a) Cash Severance Payment. Subject to Section 12(p) of the Program, the Company shall pay to the Participant in a lump sum in cash an amount equal to (i) a pro rata bonus for the fiscal year in which the Termination Date occurs based on the Participant’s Target Bonus and the number of days elapsed during the fiscal year through the Termination Date; plus (ii) the Change in Control Severance Multiplier multiplied by the sum of (A) the Participant’s Reference Base Salary and (B) the Participant’s Target Bonus;

(b) Continued Medical/Dental/Health Benefits. The opportunity to maintain COBRA (or equivalent) coverage for the Participant and eligible dependents under the applicable Company medical/dental/health insurance plan for a reduced monthly premium determined on the same cost sharing basis applicable to active employees;

(c) Outplacement Services. Subject to Section 12(n) of the Program, for twelve months following the Termination Date, the Company shall provide outplacement services, the scope and provider of which shall be selected by the Company; and

(d) Unvested Awards. Any unvested options, stock appreciation rights, restricted stock, restricted stock units, performance shares or units or other stock-based awards held by the Participant under the Company’s Incentive Compensation Plan, or any successor or similar plan, on the Termination Date, shall vest in full and stock options and stock appreciation rights so vested shall become exercisable and remain exercisable until the earlier of (x) the expiration of the term or (y) one (1) year after the Termination Date.

In the event of death, all Change in Control Severance Benefits that have become payable due to a Qualifying Termination prior to the date of death shall be paid to the Participant’s Beneficiary.

Withholding; Possible Reduction

(a) All payments shall be subject to withholding taxes.

(b) Notwithstanding any provision in the Program to the contrary, Section 9(b) of the Program, as in effect immediately prior to the Amendment Date, shall not apply, and the Participant shall not be eligible to receive a Gross-Up Payment as provided under Section 9 of the Program, as in effect immediately prior to the Amendment Date. The following provisions shall replace Section 9(b) of the Program:

(b) Excise Tax

(i) Notwithstanding any provision in the Program to the contrary, in the event any payments or benefits received or to be received by the Participant in connection with the Participant's employment (whether pursuant to the terms of the Program or any other plan, arrangement or agreement with the Company, or any person affiliated with the Company, and whether or not the Participant incurs a Qualifying Termination) (collectively, the "Payments"), are or will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Participant either (A) the full amount of the Change in Control Severance Benefits or (B) an amount equal to the Change in Control Severance Benefits, reduced by the minimum amount necessary to prevent any portion of the Change in Control Severance Benefits from being an "excess parachute payment" (within the meaning of Section 280G) (the "Capped Payments"), whichever of the foregoing amounts results in the receipt by the Participant, on an after-tax basis, of the greatest amount of Change in Control Severance Benefits notwithstanding that all or some portion of the Change in Control Severance Benefits may be subject to the Excise Tax. For purposes of determining whether the Participant would receive a greater after-tax benefit from the Capped Payments than from receipt of the full amount of the Change in Control Severance Benefits, (x) there shall be taken into account any Excise Tax and all applicable federal, state and local taxes required to be paid by the Participant in respect of the receipt of such payments and (y) such payments shall be deemed to be subject to federal income taxes at the Participant's highest marginal rate of federal income taxation on the date the computations required by this paragraph are made and state and local income taxes at the Participant's highest marginal rate of taxation in the date and locality of the Participant's residence on such date, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

(ii) In the event the Change in Control Severance Benefits are required to be reduced under the immediately preceding paragraph, the Company shall reduce or eliminate the Change in Control Severance Benefits by first reducing or eliminating the portion of such benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the date the computations required in the immediately preceding paragraph are made.

(iii) The computations required in the immediately preceding paragraphs shall be made by independent public accountants not then regularly retained by the Company, in consultation with tax counsel selected by them and acceptable to the Committee. The Company shall provide the Participant with sufficient tax and compensation data to enable the Participant or the Participant's tax advisor to verify such computations and shall reimburse the Participant
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for reasonable fees and expenses incurred with respect thereto subject to and in accordance with the procedures under the Company’s normal expense reimbursement policies.

Additional Payments and Benefits.

Vested Benefits. Subject to Section 12(p) of the Program, the Company shall pay all Vested Benefits to a Terminated Participant; provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

Additional Provisions. Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

ACKNOWLEDGED & AGREED:

_____________________________  _____________________
Name of Participant    Date

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BENEFITS SCHEDULE - LO1B
Participant [    ]
Change in Control Severance Multiplier [    ]
Protection Period [    ] years

Change in Control Severance Benefits

If, during the Protection Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Change in Control Severance Benefits:

(a) Cash Severance Payment. Subject to Section 12(p) of the Program, the Company shall pay to the Participant in a lump sum in cash an amount equal to (i) a pro rata bonus for the fiscal year in which the Termination Date occurs based on the Participant’s Target Bonus and the number of days elapsed during the fiscal year through the Termination Date; plus (ii) the Change in Control Severance Multiplier multiplied by the sum of (A) the Participant’s Reference Base Salary and (B) the Participant’s Target Bonus;

(b) Continued Medical/Dental/Health Benefits. The opportunity to maintain COBRA (or equivalent) coverage for the Participant and eligible dependents under the applicable Company medical/dental/health insurance plan for a reduced monthly premium determined on the same cost sharing basis applicable to active employees;

(c)  Outplacement Services. Subject to Section 12(n) of the Program, for twelve months following the Termination Date, the Company shall provide outplacement services, the scope and provider of which shall be selected by the Company; and

(d) Unvested Awards. Any unvested options, stock appreciation rights, restricted stock, restricted stock units, performance shares or units or other stock-based awards held by the Participant under the Company’s Incentive Compensation Plan, or any successor or similar plan, on the Termination Date, shall vest in full and stock options and stock appreciation rights so vested shall become exercisable and remain exercisable until the earlier of (x) the expiration of the term or (y) one (1) year after the Termination Date.

In the event of death, all Change in Control Severance Benefits that have become payable due to a Qualifying Termination prior to the date of death shall be paid to the Participant’s Beneficiary.

Withholding; Possible Reduction

(a) All payments shall be subject to withholding taxes.

(b) Notwithstanding Section 9 or any provision in the Program to the contrary, the Participant shall not be eligible to receive a Gross-Up Payment as provided under Section 9 of the Program. The following provisions shall replace Section 9(b) of the Program:

(b) Excise Tax

(i) Notwithstanding any provision in the Program to the contrary, in the event any payments or benefits received or to be received by the Participant in connection with the Participant's employment (whether pursuant to the terms of the Program or any other plan, arrangement or agreement with the Company, or any person affiliated with the Company, and whether or not the Participant incurs a Qualifying Termination) (collectively, the "Payments"), are or will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Participant either (A) the full amount of the Change in Control Severance Benefits or (B) an amount equal to the Change in Control Severance Benefits, reduced by the minimum amount necessary to prevent any portion of the Change in Control Severance Benefits from being an "excess parachute payment" (within the meaning of Section 280G) (the "Capped Payments"), whichever of the foregoing amounts results in the receipt by the Participant, on an after-tax basis, of the greatest amount of Change in Control Severance Benefits notwithstanding that all or some portion of the Change in Control Severance Benefits may be subject to the Excise Tax. For purposes of determining whether the Participant would receive a greater after-tax benefit from the Capped Payments than from receipt of the full amount of the Change in Control Severance Benefits, (x) there shall be taken into account any Excise Tax and all applicable federal, state and local taxes required to be paid by the Participant in respect of the receipt of such payments and (y) such payments shall be deemed to be subject to federal income taxes at the Participant's highest marginal rate of federal income taxation on the date the computations required by this paragraph are made and state and local income taxes at the Participant's highest marginal rate of taxation in the date and locality of the Participant's residence on such date, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

(ii) In the event the Change in Control Severance Benefits are required to be reduced under the immediately preceding paragraph, the Company shall reduce or eliminate the Change in Control Severance Benefits by first reducing or eliminating the portion of such benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the date the computations required in the immediately preceding paragraph are made.

(iii) The computations required in the immediately preceding paragraphs shall be made by independent public accountants not then regularly retained by the Company, in consultation with tax counsel selected by them and acceptable to the Committee. The Company shall provide the Participant with sufficient tax and compensation data to enable the Participant or the Participant's tax advisor to verify such computations and shall reimburse the Participant for reasonable fees and expenses incurred with respect thereto subject to and in accordance with the procedures under the Company’s normal expense reimbursement policies.

Additional Payments and Benefits.

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Vested Benefits. Subject to Section 12(p) of the Program, the Company shall pay all Vested Benefits to a Terminated Participant; provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

Additional Provisions. Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

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BENEFITS SCHEDULE - LO1C
[Form to be used following the Amendment Date]
Participant [    ]
Change in Control Severance Multiplier [    ]
Protection Period [ ] years

Change in Control Severance Benefits

If, during the Protection Period, Participant’s employment with the Company shall terminate under circumstances described in Section 5, Participant shall receive the following Change in Control Severance Benefits:

(a) Cash Severance Payment. Subject to Section 12(p) of the Program, the Company shall pay to the Participant in a lump sum in cash an amount equal to (i) a pro rata bonus for the fiscal year in which the Termination Date occurs based on the Participant’s Target Bonus and the number of days elapsed during the fiscal year through the Termination Date; plus (ii) the Change in Control Severance Multiplier multiplied by the sum of (A) the Participant’s Reference Base Salary and (B) the Participant’s Target Bonus;

(b) Continued Medical/Dental/Health Benefits. The opportunity to maintain COBRA (or equivalent) coverage for the Participant and eligible dependents under the applicable Company medical/dental/health insurance plan for a reduced monthly premium determined on the same cost sharing basis applicable to active employees;

(c)  Outplacement Services. Subject to Section 12(n) of the Program, for twelve months following the Termination Date, the Company shall provide outplacement services, the scope and provider of which shall be selected by the Company; and

(d) Unvested Awards. Any unvested options, stock appreciation rights, restricted stock, restricted stock units, performance shares or units or other stock-based awards held by the Participant under the Company’s Incentive Compensation Plan, or any successor or similar plan, on the Termination Date, shall vest in full and stock options and stock appreciation rights so vested shall become exercisable and remain exercisable until the earlier of (x) the expiration of the term or (y) one (1) year after the Termination Date.

In the event of death, all Change in Control Severance Benefits that have become payable due to a Qualifying Termination prior to the date of death shall be paid to the Participant’s Beneficiary.

Withholding; Possible Reduction

(a) All payments shall be subject to withholding taxes.

(b) The following provisions shall replace Section 9(b) of the Program:

(b) Excise Tax

(i) Notwithstanding any provision in the Program to the contrary, in the event any payments or benefits received or to be received by the Participant in connection with the Participant's employment (whether pursuant to the terms of the Program or any other plan, arrangement or agreement with the Company, or any person affiliated with the Company, and whether or not the Participant incurs a Qualifying Termination) (collectively, the "Payments"), are or will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Participant either (A) the full amount of the Change in Control Severance Benefits or (B) an amount equal to the Change in Control Severance Benefits, reduced by the minimum amount necessary to prevent any portion of the Change in Control Severance Benefits from being an "excess parachute payment" (within the meaning of Section 280G) (the "Capped Payments"), whichever of the foregoing amounts results in the receipt by the Participant, on an after-tax basis, of the greatest amount of Change in Control Severance Benefits notwithstanding that all or some portion of the Change in Control Severance Benefits may be subject to the Excise Tax. For purposes of determining whether the Participant would receive a greater after-tax benefit from the Capped Payments than from receipt of the full amount of the Change in Control Severance Benefits, (x) there shall be taken into account any Excise Tax and all applicable federal, state and local taxes required to be paid by the Participant in respect of the receipt of such payments and (y) such payments shall be deemed to be subject to federal income taxes at the Participant's highest marginal rate of federal income taxation on the date the computations required by this paragraph are made and state and local income taxes at the Participant's highest marginal rate of taxation in the date and locality of the Participant's residence on such date, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

(ii) In the event the Change in Control Severance Benefits are required to be reduced under the immediately preceding paragraph, the Company shall reduce or eliminate the Change in Control Severance Benefits by first reducing or eliminating the portion of such benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the date the computations required in the immediately preceding paragraph are made.

(iii) The computations required in the immediately preceding paragraphs shall be made by independent public accountants not then regularly retained by the Company, in consultation with tax counsel selected by them and acceptable to the Committee. The Company shall provide the Participant with sufficient tax and compensation data to enable the Participant or the Participant's tax advisor to verify such computations and shall reimburse the Participant for reasonable fees and expenses incurred with respect thereto subject to and in accordance with the procedures under the Company’s normal expense reimbursement policies.

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Additional Payments and Benefits.

Vested Benefits. Subject to Section 12(p) of the Program, the Company shall pay all Vested Benefits to a Terminated Participant; provided that any Vested Benefits attributable to a plan, policy practice, program, contract or agreement shall be payable in accordance with the terms thereof under which the amounts have accrued.

Additional Provisions. Notwithstanding anything contained in the Program to the contrary, the Company or the Committee may, in its sole discretion provide benefits in addition to the benefits described under this Benefit Schedule, which benefits may, but are not required to be, uniform among Participants.

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EXHIBIT A
FORM OF CONFIDENTIALITY AND INTELLECTUAL PROPERTY, NON-COMPETE AND NON-SOLICITATION OF EMPLOYEES AGREEMENTS
MOLSON COORS CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT
THIS AGREEMENT (this “Agreement”) is made by and between Molson Coors Brewing Company or one of its subsidiaries (collectively, “Company”) and ______________________________ (“Employee”).
WHEREAS, Company has offered employment, continued employment, and/or participation in certain employee benefit, incentive and/or compensation plans or programs maintained by the Company to Employee, under terms and conditions acceptable to both Company and Employee, in an employment position where Employee will be granted access to important proprietary Confidential Information (defined below) of Company;
WHEREAS, the Confidential Information constitutes a valuable asset of Company that would not have been disclosed to Employee but for Employee’s agreement to render services to Company;
WHEREAS, in order to protect Company’s business, competitive position and goodwill, Employee must maintain and preserve the confidentiality of all of the Confidential Information and prevent dissemination of Confidential Information to Company’s competitors, the industry or industries in which Company does business and the general public; and
WHEREAS, the Company has or may have an obligation to keep confidential such Confidential Information of its business partners and affiliates as is made available to Company in the course of Company’s business and a failure to preserve the confidentiality of such third-party Confidential Information may damage Company’s business relationship with such third parties and may expose Company to claims for monetary and other damages.
NOW, THEREFORE, in consideration of the promises referenced above and other good and valuable consideration, Employee agrees as follows:
2.Definition of Confidential Information. As used herein, the term “Confidential Information” refers to information which derives independent economic value from not being generally known outside Company. Such proprietary information belongs to or is licensed to Company and includes, without limitation:
(a) formulas, recipes, product designs, research, development, research and development techniques, processes, technical and scientific specifications and plans, trade secrets, computer programs, software, source code, electronic codes, engineering data, manufacturing operations and techniques, inventions, ideas, innovations, patents, patent applications,
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discoveries, improvements, data, know-how, formats, test results, and research projects;
(b) information about costs, expenses, profits, losses, prices, margins, markets, sales, contracts, supply sources, and lists of actual and potential customers, vendors, suppliers, and distributors of Company;
(c) Company plans regarding strategy, research, development, business, sales, marketing, distribution, and merger and acquisition strategy;
(d) forecasts, unpublished financial information, financing, budgets, projections, and customer identities, needs, preferences, characteristics, and agreements;
(e) employee personnel files and compensation information; and
(f) non-public information received by Company from third parties in the course of Company’s business.
Confidential Information may be oral, written or otherwise recorded, and may reside in that which the Employee originates as well as that which otherwise comes into Employee’s possession or knowledge. Confidential Information does not include information that Employee can show is or becomes generally publicly known without fault of Employee, or that Employee can show was known to Employee prior to Employee’s relationship with the Company.
2. Employee Obligations. Employee hereby acknowledges all Confidential Information which Employee receives while employed by Company shall be considered the exclusive property of Company or Company’s designee(s). Except as Company otherwise authorizes, Employee shall, at all times, keep confidential all Confidential Information of Company, and Employee will not, either during the course of Employee’s employment by Company or thereafter, directly or indirectly (a) use such information (or materials derived therefrom) other than in the course of performing Employee’s duties for Company; (b) use, make available, sell, disclose, exploit, or otherwise communicate to any third party any Confidential Information of Company, in whole or in part, without Company’s permission; (c) publish, disclose, post, upload, disseminate, or broadcast Confidential Information to public websites or social media networks or outlets, for any reason or purpose whatsoever; or (d) make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need of Company for reproduction. The obligations set forth in this paragraph are in addition to, and not in lieu of, any obligations of Employee otherwise provided by law (e.g. trade secret law; fiduciary obligations).
3. Surrender Of Materials Upon Termination. Employee hereby agrees that upon termination of Employee’s employment by Company, for whatever reason and whether voluntary or involuntary, or at any earlier date determined by Company, Employee will immediately surrender to Company all Company property in Employee’s possession, or in the possession of any person or entity under Employee’s control. Further, to the extent Employee
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has any copies of materials that incorporate or are derived from Confidential Information, Employee will also immediately surrender those to Company.
4. Employee Immunity. Employee is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceedings.
5. Ownership Of Creations. Employee agrees that all programs, sub-routines, codes, formulas, documentation, and other inventions, discoveries, developments, improvements, ideas, copyrightable creations, works of authorship, mask works, trademarks, artistic works, internet domains, social media sites and other contributions, whether or not patented or patentable, or copyrighted or copyrightable, or registered or registrable as any other form of intellectual property, that have been or are in the future conceived, made, developed, created or acquired by Employee, either individually or jointly, during any employment by Company and that relate in any manner to Employee's work for Company, the research or business of Company, or fields to which the business of Company may reasonably extend (regardless of the extent developed at Company's facilities, at Employee's home, or elsewhere) (herein collectively referred to as “Creations”), shall belong to Company (or Company's designee(s)), and Employee does hereby sell, assign, and transfer to Company (or, at Company's option, Company's designee(s)) Employee's entire right, title and interest (worldwide) in and to the Creations and all intellectual property rights thereto. Creations do not include, and this Agreement does not apply to, an invention for which no Company equipment, facility or trade secret information was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) to the business of Company or (ii) to Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed for Company.
6. Disclosure Of Creations; Applications. Employee agrees to keep complete records of the Creations and to promptly and to fully disclose the Creations to Company, in writing if requested by Company, and to execute and deliver any and all lawful applications, confirmatory assignments, and other documents which Company requests for protecting the Creations in the United States and/or any other country. Company or Company's designee(s) shall have the full and sole power to prosecute such applications and to take all other action concerning the Creations, and (during and after employment) Employee shall cooperate fully within a lawful manner, at the expense of Company, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Creations.
7. Presumption Of Ownership. Without diminishing in any way the rights granted to Company above, where lawful, if a Creation is described in a patent application or is disclosed to a third party by Employee within six months after Employee leaves the employ of Company, Employee agrees that it is to be presumed that the Creation was conceived, made, developed,
3

acquired, or created by Employee during the period of employment by Company, unless Employee can prove otherwise.
8. Exhibit. Employee acknowledges that there are no currently existing ideas, processes, inventions, discoveries, marketing or business ideas or improvements which Employee desires to exclude from the operation of this Agreement, unless a reference thereto has been attached as an exhibit hereto. To the best of Employee’s knowledge, other than this Agreement, there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between Employee and any other person (including any business or governmental entity).
9. Remedies; Right to Injunction. In the event of a breach or threatened breach by Employee of any provision of this Agreement, Company shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Employee, or by any and all persons acting directly or indirectly for or with Employee. Employee agrees that money damages may not be a sufficient remedy for a breach or a threatened breach of this Agreement and that Company shall be entitled to seek specific performance and injunctive or other equitable relief without the posting of a bond or other security as a remedy for any such breach or threatened breach, in addition to all other remedies available at law or in equity. Such injunctive or other equitable relief shall be available without the obligation to prove any damages underlying such breach or threatened breach. Employee agrees that should Employee violate any of the provisions in this Agreement, Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits that Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation. In addition to any or all of the above remedies, Company shall be entitled to recover all costs and expenses, including actual attorneys’ fees, in any action for injunctive relief, damages or profits which is occasioned by any breach by Employee of this Agreement. All remedies shall be cumulative and not in limitation of any other rights, remedies or damages available to Company hereunder or at law or in equity. Nothing in this Agreement shall be construed to limit or negate the statutory or common law of torts or trade secrets where it provides Company with broader protection than that provided herein.
10. Additional Remedies; as provided by the Defend Trade Secrets Act (DTSA) of 2016. Employee is hereby notified that pursuant to the DTSA, Company is entitled to exemplary damages in the event of willful and malicious misappropriation of trade secrets. Recovery for exemplary damages shall not exceed twice the amount recoverable above under Section 9. In addition to exemplary damages, Employee is hereby notified that Company may seek an ex parte seizure to prevent dissemination of the trade secret.
11. Entire Agreement; Severability. This Agreement represents the complete understanding of the Employee and the Company with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall (where permitted by law) not affect any other provision
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hereof, and in such a case this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
12. Benefit. This Agreement shall be enforceable by Company, and its successors and assigns. The rights and obligations of Employee hereunder may not be assigned or delegated by Employee. This Agreement shall be binding against Employee and Employee's heirs, beneficiaries and legal representatives.
13. Applicable Law and Forum. This Agreement shall be governed by, and construed under, the internal laws of Colorado (without resort to conflict of law principles). Any dispute or other legal action concerning the agreement shall be conducted in Denver, Colorado, and Company and Employee consent to the jurisdiction and venue of any State or Federal Court located therein.
IN WITNESS WHEREOF, Employee has caused this Agreement to be duly executed as of the day and year written below.

Date: ___________, 20__	_________________________
Printed Employee Name
_________________________
Employee Signature
_________________________
Employee Job Title

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MOLSON COORS NON-COMPETE AGREEMENT
WHEREAS, __________________________ ("Employee") has either sought new or continued employment by and/or a new position at and/or other good and valuable consideration from Molson Coors Brewing Company or one of its subsidiaries (collectively, “Company”), and Company has offered new or continued employment, a new position, participation in certain employee benefit, incentive and/or compensation plans or programs maintained by the Company, and/or other good and valuable consideration to Employee, and Employee will be or will continue to be in a position where Employee will have access to important proprietary Confidential Information (defined below) and/or trade secrets of Company;
WHEREAS, the Confidential Information constitutes a valuable asset of Company that would not have been disclosed to Employee but for Employee’s agreement to render services to Company;
WHEREAS, in order to protect Company’s business, competitive position and goodwill, Employee must maintain and preserve the confidentiality of all of the Confidential Information and prevent dissemination of Confidential Information to Company’s competitors, the industry or industries in which Company does business, and the general public; and
WHEREAS, Company has made its offer of employment, continued employment, or eligibility to participate in and/or receive compensation or benefits under certain employee benefit, incentive and/or compensation plans or programs maintained by the Company contingent on, among other things, execution of a non-compete agreement that will adequately protect Company’s interests;
WHEREAS, Employee acknowledges this is a contract for the protection of trade secrets and/or that Employee will be considered one of the following under the Colorado Revised Statute 8-2-113(2): executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.
NOW, THEREFORE, in consideration of the offer of employment, continued employment, new position, participation in certain employee benefit, incentive and/or compensation plans or programs maintained by the Company, and/or other good and valuable consideration, Employee agrees as follows:
1. Confidential Information and Materials. As used herein, the term “Confidential Information” refers to all proprietary information which derives independent economic value from not being generally known outside Company. Such proprietary information belongs to, is used by or is in the possession of Company and includes without limitation:
(a) formulas, recipes, research and development techniques, processes, technical and scientific specifications and plans, trade secrets, computer programs, software, source code, electronic codes, inventions, ideas, innovation, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;
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(b) information about costs, expenses, profits, losses, prices, margins, markets, sales, contracts, supply sources, and lists of actual and potential customers, vendors, suppliers, and distributors of Company;
(c) Company plans regarding strategy, research, development, business, sales, marketing, distribution, and merger and acquisition strategy;
(d) forecasts, unpublished financial information, financing, budgets, projections, and customer identities, needs, preferences, characteristics, and agreements;
(e) employee personnel files and compensation information; and
(f) non-public information received by Company from third parties in the course of Company’s business.
Confidential Information does not include specific information that has become generally publicly known without fault of Employee.
2. Non-Competition. It is recognized that in order to protect Company’s Confidential Information and trade secrets, as well as Company’s valuable relationships with customers, vendors, employees and others, that a limited covenant restricting competition within Company’s markets following termination of employment is necessary. Consequently, Employee agrees that for twelve (12) months following voluntary or involuntary termination of employment with Company, unless the termination was due to a reduction in the work force or restructure for which the Employee signs a release agreement and receives severance, Employee will not be employed by or provide services for a “directly competing entity” in the “restricted territory” in any capacity: (1) in which Employee would be likely to utilize Confidential Information; or (2) which is comparable to any position held by Employee with Company in the eighteen (18) month period preceding Employee's termination. For purposes of this Non-Compete Agreement (this “Agreement”), a “directly competing entity” shall be defined as meaning: (i) the following entities, as well as any affiliate or successor thereof: Anheuser-Busch InBev, Asahi Group Holdings, Beijing Yanjing Brewery Co., Blue Ribbon Intermediate Holdings, Boston Beer Co., Carlsberg, China Resources Holdings Co., Constellation Brands, Diageo, Heineken, Kirin Holdings Co., Mark Anthony Group, North American Breweries, Sapporo Holdings, Tsingtao Brewery Co., D.G. Yuengling & Son Inc.; or (ii) any other manufacturer of malt beverage products, hard cider, or other alcohol beverage products competitive to the Company’s products who, either on its own or in combination with one or more of its corporate affiliates, has an annual production of such products exceeding the equivalent of 250,000 barrels or 293,369 hectoliters in the full calendar year (or its fiscal year, if different) immediately preceding Employee's termination,; or (iii) any of the top ten (10) brewing companies measured by sales volume as listed on the most recent (as of the date of Employee’s termination from Company) Brewers Association (or any successor’s) list of Top 50 Overall U.S. Brewing Companies; or (iv) any of the top five (5) brewers of malt beverage products measured by sales volume in each country where Employee had oversight responsibilities in the twelve (12) months immediately preceding Employee’s termination; or (v) any other entity which
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manufactures or sells non-alcoholic products competitive to Company’s non-alcoholic products of which Employee was involved in the strategy, development, oversight, or marketing of such Company’s products in the twelve (12) months immediately preceding Employee’s termination. For purposes of this paragraph, (i) the “restricted territory” shall mean the United States and any other jurisdiction in the world in which Company directly or indirectly sells its products in which non-compete restrictions are permitted under applicable law; and (ii) an "affiliate" shall be defined as any entity in which a “directly competing entity” listed above has a 50% or greater ownership or controlling interest.
3. Remedies. Employee hereby acknowledges and agrees that the services rendered by Employee to Company, and the information disclosed to Employee during and by virtue of Employee's employment, are of a special, unique and extraordinary character, and the breach of any provision of this Agreement will cause Company irreparable injury and damage, and consequently Company shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement. Employee agrees that money damages may not be a sufficient remedy for a breach or a threatened breach of this Agreement and that Company shall be entitled to seek specific performance and injunctive or other equitable relief without the posting of a bond or other security as a remedy for any such breach or threatened breach, in addition to all other remedies available at law or in equity. Such injunctive or other equitable relief shall be available without the obligation to prove any damages underlying such breach or threatened breach. Additionally, Company shall be entitled to collect from Employee, its reasonable attorneys’ fees incurred in connection with its enforcement of the provisions of this Agreement.
4. Entire Agreement; Severability. This Agreement represents the complete understanding of the Employee and the Company with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Further, should any of the covenants within Section 2 be determined to be overly broad as to scope, duration or geography, Employee and the Company authorize a court of competent jurisdiction to narrow the offending restrictions so that they become valid and enforceable.
5. Benefit. This Agreement shall be enforceable by Company, and its successors and assigns. The obligations of Employee hereunder may not be assigned or delegated by Employee. This Agreement shall be binding against Employee and Employee’s heirs, beneficiaries and legal representatives.
6. Applicable Law. It is hereby agreed that this Agreement shall be governed by and construed under the laws of Colorado (without resort to conflict of law principles). Any dispute or other legal action concerning the Agreement shall be conducted in Denver, Colorado, and
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Company and Employee consent to the jurisdiction and venue of any State or Federal Court located therein.
IN WITNESS WHEREOF, Employee has caused this Agreement to be duly executed as of the day and year written below.

Date: ___________, 20__	_________________________
Printed Employee Name
_________________________
Employee Signature
_________________________
Employee Job Title

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MOLSON COORS NON-SOLICITATION OF EMPLOYEES AGREEMENT
WHEREAS, ________________________ (“Employee”) has either sought new or continued employment by or a new position at, participation in certain employee benefit, incentive and/or compensation plans or programs maintained by the Company, and/or other good and valuable consideration from Molson Coors Brewing Company or one of its subsidiaries (collectively, “Company”), and Company has offered new or continued employment, a new position, participation in certain employee benefit, incentive and/or compensation plans or programs maintained by the Company, and/or other good and valuable consideration to Employee, under terms and conditions acceptable to both Company and Employee, and Employee will be or will continue to be in a position where Employee will have access to important proprietary Confidential Information (defined below) of Company;
WHEREAS, the Confidential Information constitutes a valuable asset of Company that would not have been disclosed to Employee but for Employee’s agreement to render services to Company;
WHEREAS, Employee will work with numerous other individuals at Company who also have access to Confidential Information;
WHEREAS, in order to protect Company’s business, competitive position, goodwill, and investment in its workforce, Employee must maintain and preserve the confidentiality of all of the Confidential Information and prevent dissemination of Confidential Information to Company’s competitors, the industry or industries in which Company does business and the general public; and
WHEREAS, Company has made its offer to Employee described above contingent on, among other things, execution of a non-solicitation agreement that will adequately protect Company’s interests;
NOW, THEREFORE, in consideration of the offer of employment, continued employment, new position, participation in certain employee benefit, incentive and/or compensation plans or programs maintained by the Company, and/or other good and valuable consideration referenced above, Employee agrees as follows:
1. Confidential Information and Materials. As used herein, the term “Confidential Information” refers to all proprietary information which derives independent economic value from not being generally known outside Company. Such proprietary information belongs to, is used by or is in the possession of Company and includes, without limitation:
(a) formulas, recipes, research and development techniques, processes, technical and scientific specifications and plans, trade secrets, computer programs, software, source code, electronic codes, inventions, ideas, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;

(b) information about costs, expenses, profits, losses, prices, margins, markets, sales, contracts, supply sources, and lists of actual and potential customers, vendors, suppliers, and distributors of Company;
(c) Company plans regarding strategy, research, development, business, sales, marketing, distribution, and merger and acquisition strategy;
(d) forecasts, unpublished financial information, financing, budgets, projections, and customer identities, needs, preferences, characteristics, and agreements;
(e) employee personnel files and compensation information; and
(f) non-public information received by Company from third parties in the course of Company’s business.
Confidential Information does not include specific information that has become generally publicly known without fault of Employee.
2. Non-Interference with Employee Relations. Employee agrees that during employment with Company and for eighteen (18) months following any termination of Employee’s employment with Company, for whatever reason and whether voluntary or involuntary, Employee will not, with respect to any individual who is or at any time during the preceding three (3) months was an executive or management employee of Company with whom Employee had direct work contact at any time during Employee’s employment with Company, engage in any of the following: (i) directly or indirectly cause or attempt to cause any such individual who is then employed by Company to leave the employ of Company, or (ii) directly or indirectly actively recruit or cause to be actively recruited any such individual to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor, or owner of any equity interest; or (iii) directly or indirectly cause to be hired any such individual to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor, or owner of an equity interest.
3. Remedies. Employee hereby acknowledges and agrees that the services rendered by Employee to Company, and the Confidential Information disclosed to Employee during and by virtue of Employee’s employment, are of a special, unique and extraordinary character, and the breach of paragraph 2 of this Non-Solicitation of Employees Agreement (this “Agreement”) will cause Company irreparable injury and damage, and consequently Company shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement. Employee agrees that money damages may not be a sufficient remedy for a breach or a threatened breach of this Agreement and that Company shall be entitled to seek specific performance and injunctive or other equitable relief without the posting of a bond or other security as a remedy for any such breach or threatened breach, in addition to all other remedies available at law or in equity. Such injunctive or other equitable relief shall be available without the obligation to prove any damages underlying such breach or threatened breach. Additionally,
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Company shall be entitled to collect from Employee, its reasonable attorneys fees incurred in connection with its enforcement of the provisions of this Agreement.
4. Entire Agreement; Severability. This Agreement represents the complete understanding of the Employee and the Company with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall (where permitted by law) not affect any other provision hereof, and in such a case this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Further, should any of the covenants herein be determined to be overly broad, Employee and the Company authorize a court of competent jurisdiction to narrow the offending restrictions so that they become valid and enforceable.
5. Benefit. This Agreement shall be enforceable by Company and its successors and assigns. The obligations of Employee hereunder may not be assigned or delegated by Employee. This Agreement shall be binding against Employee and Employee's heirs, beneficiaries and legal representatives.
6. Applicable Law and Forum. It is hereby agreed that this Agreement shall be governed by and construed under the laws of Colorado (without resort to conflict of law principles). Any dispute or other legal actions concerning the Agreement shall be conducted in Denver, Colorado, and Company and Employee consent to the jurisdiction and venue of any State or Federal Court located therein.
IN WITNESS WHEREOF, Employee has caused this Agreement to be duly executed as of the day and year written below.

Date: ___________, 20__	_________________________
Printed Employee Name
_________________________
Employee Signature
_________________________
Employee Job Title

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EXHIBIT B
FORM OF RELEASE
GENERAL RELEASE
I am eligible to receive certain benefits from Molson Coors Brewing Company (the “Company”) under its Change in Control Protection Program as amended from time to time (the "CIC Program") due to my Qualifying Termination, effective _______ (the “Termination Date’).
1. Termination and Description of Special Benefits.
I understand that as consideration for this Release the Company has agreed to provide me with certain payments and benefits reflected in the Applicable Benefits Schedule (as defined in the CIC Program), to which this Release is attached as an exhibit and which is incorporated herein by reference.
If I accept other employment within the one-year period following my Termination Date, I must notify the Company of that fact, the date of commencement of such employment, and the identity of my new employer within ten (10) days of accepting such employment. If the Company becomes aware of my other employment due to such notice or otherwise and determines in its discretion that my other employment violates any covenant not to compete to which I am a party, I understand that - as of the date I accept employment – I will be obligated to repay any severance pay which has already been paid to me (including the federal, state, and FICA taxes withheld in the amount to be repaid) and will forfeit any further severance benefits.
I agree that during the one-year period following my Termination Date, I will provide reasonable assistance with transitional issues to the Company, if requested to do so by the Company, primarily over the telephone, at reasonable times and places and in reasonable amounts. These transitional assistance services shall be provided without additional payment to me beyond my severance payments and benefits, except for reimbursement of pre-approved (in writing) reasonable expenses, if any, in accordance with the Company’s expense reimbursement policy.
2. General Release of Claims and Covenant Not to Sue.
To the fullest extent provided by law, I hereby release the Company from, and covenant not to sue the Company with respect to, any and all claims I have against the Company. For purposes of this release the term "the Company" includes Molson Coors Brewing Company, and any of its present, former and future owners, members, parents, affiliates and subsidiaries, and its and their directors, officers, shareholders, employees, agents, servants, representatives, predecessors, successors, and assigns. Therefore, the claims released include claims I have against any such persons or entities. EXCEPTION:  I understand that nothing in this release shall be construed to prohibit me from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), the Securities and Exchange Commission (SEC) or any other government agency charged with enforcement of any law ("Government Agencies").  However, I understand that I am waiving my right to recover monetary damages or other individual relief in connection with any such charge, but not my right to receive an award pursuant to any whistleblower provisions for information provided to any Government Agencies.  This Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.
3. Claims to Which Release Applies.
Except as otherwise provided in Section 2, this release applies both to claims which are now known or are later discovered, arising through the date I execute the release. It does not apply to any claims which may not be released under applicable law. [For Current/Former California Residents Only] This General Release is intended to constitute a release of all the claims referenced herein, known or unknown, suspected or unsuspected. I hereby expressly waive any rights and benefits conferred by Section 1542 of the California Civil Code, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.”
4. Claims Released Include Age Discrimination and Employment Claims.
Except as otherwise provided in Section 2, the claims released include but are not limited to:
a. claims based on breach of contract, tort, misrepresentation, defamation, wrongful discharge, harassment, retaliation, terms and conditions of employment and discrimination;
b. claims arising under the Age Discrimination in Employment Act as amended (29 U.S.C. Section 621 et seq.);
c. claims arising out of or relating in any way to my employment with the Company or the conclusion of that employment or any actions or inactions of the Company relating to me in any way; and
d. claims arising under any federal, state or local law, regulation, ordinance or order that regulates the employment relationship and/or employee benefits.
5. Broad Construction.
As used in this release, the terms "claims" and "release" shall be construed broadly and shall be read to include, for example, the terms “rights”, “causes of action (whether arising in law or equity)”, “damages”, “demands”, “obligations”, ”grievances”, and "liabilities" of any kind or character. Similarly, the term “release” shall be construed broadly and shall be read to include, for example, the terms “discharge” and “waive.
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6. Release Binding on Employee and Related Parties.
This release shall be binding upon me and my agents, attorneys, personal representatives, executors, administrators, heirs, beneficiaries, successors, and assigns.
7. Additional Consideration.
I have executed this release in consideration for the payments and benefits described in Section 1 above. I acknowledge that these payments and benefits represent consideration in addition to anything of value that I am otherwise entitled to receive from the Company. These payments and benefits are sufficient to support this release.
8. Recovery of Outstanding Debts or Damages.
I understand that if at the time I was presented with this release or any time thereafter, the Company knows or learns of any outstanding debts, damages or theft caused or owed by me, to the Company, the Company has the right to deduct any said debts or damages from my severance pay, to the fullest extent allowed at law.
9. Opportunity to Consider this Release; Consultation with Attorney.
I have read this release and fully understand its terms. I am hereby being offered [21 or 45] calendar days following my receipt of this release to consider this release. I am hereby advised in writing by the Company to consult with an attorney before signing this release and I have done so or had the opportunity to do so.
10. Entire Agreement.
Unless otherwise stated in this release, I acknowledge that I have not relied on any verbal or written representations by any Company representative other than those explicitly set forth in this release. This release, the Applicable Benefits Schedule and the CIC Program set forth the entire agreement between the Company and me and completely supersedes any prior agreements, oral statements or understandings concerning the termination of my employment and any benefits I might receive following that termination. This release does not supersede my obligations and the Company's rights under any Non-Compete, Non-Solicitation of Employees, or Confidentiality and Intellectual Property agreements, or any other restrictive covenant I may have signed with the Company. I agree that I am not entitled to any other severance, benefits, vacation accrual, bonus, commission or other payments of any kinds from the Company, except those described in this release and my Applicable Benefits Schedule.
11. Voluntary Agreement.
I have read this release and fully understand its terms. I have entered into this release knowingly and voluntarily and understand that its terms are binding on me.
12. Confidentiality.
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Except as otherwise provided in Section 2 and as provided in this paragraph, I agree that I will not divulge proprietary or confidential information relating to the Company and that I continue to be bound by any confidentiality agreement I have signed with the Company. EXCEPTION: I agree that any disclosure of any trade secret will be made solely for the purposes of reporting or investigating a suspected violation of law. I understand that I will not be held criminally or civilly liable under any federal or state trade secret law for a disclosure made solely for the purpose of reporting or investigating a suspected violation of law. I also agree that the existence and terms of this release have been and will be kept confidential by me and not disclosed, revealed or characterized by me (directly or indirectly by innuendo or otherwise), except as required by law, to anyone other than my immediate family and my attorney and tax advisor, who shall also agree similarly not to make any further disclosure.
13. Non-disparagement.
Except as otherwise provided in Section 2, I agree not to make disparaging or otherwise detrimental remarks about the Company, or their products, services or practices. Nothing in this release shall be construed to prevent me from communicating with any government agency regarding matters that are within the agency's jurisdiction.
14. Severability.
If any part of this release is held to be unenforceable, invalid or void, then the balance of this release shall nonetheless remain in full force and effect to the extent permitted by law.
15. Headings.
The headings and subheadings in this release are inserted for convenience and are not to be used in construing the release.
16. Applicable Law.
Colorado law will apply in connection with any dispute or proceeding concerning this release.
17. Suit in Violation of this Release—Loss of Benefits and Payment of Costs.
If I bring an action against the Company in violation of this release or if I bring an action asking that the release be declared invalid or unenforceable, I agree that prior to the commencement of such an action I will tender back to the Company all payments which I have received as consideration for this release and that all remaining payments and benefits to be provided to me as consideration for this release will permanently cease as of the date such action is initiated. If my action is unsuccessful or if the Company successfully brings an action for my failure to comply with the terms of this release, I further agree that I will pay all costs, expenses and reasonable attorneys' fees incurred by the Company in its successful defense against the action I brought or in its successful prosecution of the action it brought. However, the previous two sentences shall not be applicable to an action if I bring it to challenge the validity of this release under the Age Discrimination in Employment Act (which I may do without penalty under this release). Additionally, if the Company brings an action for my alleged failure to comply
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with the terms of this release, and I successfully defend such action, the Company agrees that it will pay all costs, expenses and reasonable attorneys' fees incurred by me in my successful defense.
18. Seven Day Revocation Period.
I understand that I have a period of seven calendar days following the date I deliver a signed copy of this release to revoke this release by giving written notice to ______ at ______________________. This release and my entitlement to payments and benefits under Section 1 above will be binding and effective upon the expiration of this seven day period if I do not revoke the release, but not before that time.

Date:
Name:
Please return your original signed agreement to

Molson Coors Brewing Company
Date:
Name:
Title:

5

Form of Participation Agreement
[ ], 20___
[Name ]
[Address ]
[Address ]
Re: Amended and Restated Change in Control Protection Program
Dear :
As authorized by the Compensation Committee of the Board of Directors of Molson Coors Brewing Company (the “Company”), I am pleased to inform you that you have been selected to become a Participant in the Molson Coors Brewing Company Amended and Restated Change in Control Protection Program (the “Program”). The Program is intended to provide benefits to Participants under certain circumstances if a Change in Control occurs and a Participant’s employment is terminated within a certain period of time after such Change in Control.
Your Applicable Benefits Schedule (as defined in the Program) is Benefits Schedule - LO__, a copy of which is attached along with a copy of the Program document.
To become a Participant in the Program, you must sign one copy of this letter and [, unless you have previously entered into similar agreements with the Company,] the enclosed Confidentiality and Intellectual Property, Non-Compete, and Non-Solicitation of Employees Agreements (collectively, the “Agreements”), and return them to me within thirty (30) days of the date of this letter. If you elect to become a Participant, you and the Company will be subject to the terms of the Program and the Agreements. In the event of any difference between this letter and the terms of the Program and the Agreements, the terms of the Program and the Agreements will govern.
If you have questions about this letter or the Program, please contact me. Congratulations on becoming a Participant in the Program.
Very truly yours,
Global Chief People Officer
If you accept participation in the Program, please sign and date a copy of this letter and [, if applicable,] the enclosed agreements and return as indicated above:
I have reviewed the Program, including the Confidentiality and Intellectual Property, Non-Compete, and Non-Solicitation of Employees Agreements (collectively, the “Agreements”), and I understand that, as a condition of being a Participant in the Program, I must agree to the restrictions and agreements set forth in the Program and the Agreements [or have previously entered into agreements similar to the Agreements with the Company]. By signing and returning this copy of the letter, I indicate my agreement to the terms of the Program and the Agreements [or reconfirm my obligations under the similar agreements I previously-executed].
Date: [ ], 20___
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